EXHIBIT 11.1



                        IPC HOLDINGS, LTD. AND SUBSIDIARY
                    COMPARISON OF NET INCOME PER COMMON SHARE

 (Expressed in thousands of United States dollars, except for per share amounts)
--------------------------------------------------------------------------------


                                                    Quarter ended March 31,
                                                    -----------------------
                                                   1997                1996
                                                   ----                ----

                                               (unaudited)         (unaudited)

PRIMARY


Net income                                       $27,512             $27,044

Weighted Average Common Shares Outstanding    25,000,000          25,000,000


Dilutive Effect of Share Options               1,283,459           1,140,361

                                              ----------        ------------



    Total                                     26,283,459          26,140,361

                                              ----------        ------------


Net income per Common Share                        $1.05               $1.03




FULLY DILUTED                                        Quarter ended March 31,
                                                    -----------------------
                                                   1997                1996
                                                   ----                ----
                                               (unaudited)         (unaudited)

Net Income                                        $27,512            $27,044


Weighted Average Common Shares Outstanding     25,000,000         25,000,000



Dilutive Effect of Share Options                1,346,576          1,140,361

                                               -----------------------------
Total                                          26,346,576         26,140,361

                                               -----------------------------



Net Income per Common Share                        $1.04              $1.03






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